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                                                                   EXHIBIT 10.18

             EIGHTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
                               AND LIMITED WAIVER

                  This EIGHTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT AND LIMITED WAIVER (this "Amendment") is being entered into as of March 29, 2001, by and among PETROLEUM HELICOPTERS, INC., a Louisiana corporation (the "Company"), BANK OF AMERICA, N.A., a national banking association (f/k/a Bank of America National Trust and Savings Association, successor by merger to Bank of America, N.A., f/k/a NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.) ("Bank of America"), WHITNEY NATIONAL BANK, a national banking association ("Whitney"), BANK ONE, NA, a national banking association (successor by merger to Bank One, Louisiana, N.A., successor by merger to First National Bank of Commerce) ("Bank One" and, together with Bank of America and Whitney, collectively, the "Banks") and Bank of America, as Agent for the Banks under the hereinafter described Loan Agreement (in such capacity, the "Agent").

                                    RECITALS

A. The Company, NationsBank of Texas, N.A., Whitney, First National Bank of Commerce and the Agent entered into that certain Loan Agreement, originally dated as of January 31, 1986, as amended and restated in its entirety as of March 31, 1997, and as amended by that certain First Amendment to Amended and Restated Loan Agreement, dated as of December 31, 1997, that certain Second Amendment to Amended and Restated Loan Agreement, dated as of November 30, 1998, that certain Limited Waiver and Third Amendment to Amended and Restated Loan Agreement, dated as of June 30, 1999, that certain Fourth Amendment to Amended and Restated Loan Agreement, dated as of June 30, 2000, that certain Fifth Amendment to Amended and Restated Loan Agreement, dated as of October 30, 2000, that certain Sixth Amendment to Amended and Restated Loan Agreement, dated as of November 30, 2000, and that certain Seventh Amendment to Amended and Restated Loan Agreement, dated as of December 29, 2000 (as so amended, the "Loan Agreement") pursuant to which Term Loans and Revolving Credit Loans were made to the Company. Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Agreement.

B. On January 31, 2001, the Conversion Date occurred and, as a result, quarterly installments of principal on such Revolving Loans commenced becoming payable pursuant to Section 2.02(b) of the Loan Agreement (such required payments pursuant to Section 2.02(b) of the Loan Agreement are hereinafter referred to as the "Quarterly Amortization Payments"), the first of which Quarterly Amortization Payments the Company failed to make on January 31, 2001 and has not made as of the date hereof (such failure being hereinafter referred to as the "Payment Default").

C. The Company has advised the Banks that it has incurred charges for the following items in the fiscal year ended December 31, 2000, or expects to thereafter incur charges for the following items in the fiscal year ending December 31, 2001: (i) up to $1,682,000 arising from the write-down of aircraft leased to, the investment in, and accounts receivable from Clintondale



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Aviation, Inc., (ii) up to $7,642,000 arising from adjustments to and the write-down of inventory and inventory related items, (iii) up to $1,240,000 arising from the accrual of a retroactive pay increase for pilots, (iv) up to $1,106,000 arising from the accrual of severance costs, and (v) up to $782,000 arising from losses on the sale of aircraft (collectively, the "Non-Recurring Charges").

D. The Company has advised the Banks that, as a result of the Quarterly Amortization becoming due and the incurrence of the Non-Recurring Charges, the Company has (i) permitted the Consolidated Current Ratio at December 31, 2000, to be less than 1.75 1.00 in violation of Section 8.01 of the Loan Agreement,
(ii) permitted the Modified Cash Flow Coverage for the four consecutive fiscal quarters ended December 31, 2000, to be less than 1.10 in violation of Section
8.04 of the Loan Agreement (collectively, the actions described in clauses (i) and (ii) are hereinafter referred to as the "Financial Covenant Defaults").

E. The Company has further advised the Banks that it has created, assumed, incurred, and permitted to exist, and/or become liable for Indebtedness for Borrowed Money not existing on December 31, 1999 and listed on Schedule III to the Fourth Amendment to Amended and Restated Loan Agreement, dated as of June 30, 2000, and/or increased the amount of such Indebtedness for Borrowed Money listed on such Schedule III in violation of Section 8.06 of the Loan Agreement (the actions described in this Recital E, together with the Payment Default and Financial Covenant Defaults are hereinafter referred to collectively as the "Covenant Defaults").

F. The Company has requested, and, subject to the terms and conditions specified herein, the Banks are willing to (i) extend the payment date for the commencement of Quarterly Amortization Payments and waive the Event of Default arising from the Payment Default, (ii) waive compliance with the provisions of Sections 8.01, 8.04, and 8.06 in connection with the Covenant Defaults, and
(iii) make certain amendments to the Loan Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Banks and the Agent hereby agree as follows:

         SECTION 1. AMENDMENTS

         Subject to the covenants, terms and conditions set forth in this Amendment, and in reliance upon the representations and warranties of the Company made herein, the undersigned Banks (which Banks constitute the Majority Banks required under Section 12.02 of the Loan Agreement to effect the following amendments) amend the Loan Agreement as follows:

         (a) Section 8.01 of the Loan Agreement is amended in its entirety as follows:

                  At the end of any fiscal quarter of the Company, permit the Consolidated Current Ratio to be less than 1.75 to 1.00 or permit Consolidated Tangible Net Worth to be less than an amount equal to the greater of (i) $69,600,000, or (ii) the sum of $69,600,000 plus 50% of
         Consolidated Net Income for the period commencing on May 1, 1994 and terminating at the end of the fiscal quarter most recently ended. It is agreed and


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         understood that from and including the fiscal quarter ended December
         31, 2000, through and including the end of the fiscal quarter ended September 30, 2001, notwithstanding any definitions set forth in
         Section 1.01 of this Agreement to the contrary, the Consolidated Current Ratio shall mean, for any such accounting period, the ratio obtained by dividing (A) the total assets of the Company and Consolidated Subsidiaries which would be shown as current assets on the balance sheet of the Company and Consolidated Subsidiaries prepared in accordance with generally accepted accounting principles at such time, by (B) the total liabilities of the Company and Consolidated Subsidiaries which would be shown as current liabilities on the balance sheet of the Company and Consolidated Subsidiaries prepared in accordance with generally accepted accounting principles at such time.

         (b) Section 8.04 of the Loan Agreement is amended in its entirety to read as follows:

                  Permit Modified Cash Flow Coverage for any four consecutive fiscal quarters of Borrower to be less than (a) for any such period of four consecutive fiscal quarters ending during the period from the Effective Date to and including June 30, 2001, 1.10 and (b) for any such period of four consecutive fiscal quarters ending after June 30, 2001, 1.25. It is agreed and understood that (i) from and including the four consecutive fiscal quarters ending December 31, 2000, through and including the four consecutive fiscal quarters of Borrower ending September 30, 2001, the Company may, to the extent the Non-Recurring Charges are included in determining Consolidated Net Income in accordance with generally accepted accounting principles and without duplication, add such Non-Recurring Charges to Consolidated Net Income in calculating the Modified Cash Flow Coverage for such measurement period, and (ii) from and including the four consecutive fiscal quarters ending December 31, 2000, through and including the four consecutive fiscal quarters of Borrower ending March 31, 2001, the Company may exclude the Quarterly Amortization Payments made during such fiscal quarters in calculating the Modified Cash Flow Coverage for such measurement period.

         (c) Section 8.06 of the Loan Agreement is in its entirety to read as follows:

                  Create, assume, incur, guarantee, permit to exist, or in any manner become liable, or permit any Subsidiary to create, assume, incur, guarantee, permit to exist or in any manner become liable, contingently or otherwise, in respect of any Indebtedness for Money Borrowed, except for (i) the Notes, (ii) Permitted Letters of Credit,
         (iii) Indebtedness with respect to the Air Evac Loan Agreement, (iv) Indebtedness with respect to the Swap Agreements, (v) Indebtedness arising from the lease of Aviation Units not exceeding $124,000,000 in the aggregate at any time, (vi) Indebtedness arising from facilities leases not exceeding $19,000,000 in the aggregate at any time, and
         (vii) Indebtedness for Borrowed Money representing the purchase price of goods or services acquired from trade creditors in the ordinary course of business (the full payment of the purchase price of which has been deferred for a period exceeding 60 days) not exceeding $4,000,000 in the aggregate at any time; provided, that, (A) no Indebtedness arising from the lease of Aviation Units entered into at any time after March 15, 2001, shall have an actual or implicit interest rate in excess of 10% per annum without the prior written


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         approval of the Banks, which approval may be withheld in the Banks'
         sole discretion; and (B) notwithstanding the dollar limitations set forth in the foregoing clauses (v), (vi) and (vii), the aggregate amount of Indebtedness permitted by the foregoing clauses (v), (vi) and
         (vii) to be outstanding at any given time shall not exceed (I) from the Effective Date to and including February 1, 2002, $145,000,000, and
         (II) after February 1, 2002, $127,000,000;

         (d) Section 2.02(b) of the Loan Agreement is in its entirety to read as follows:

                  The aggregate principal amount of the Revolving Credit Loans shall be payable in quarterly installments each in an amount equal to 5% of the aggregate principal amount of the Revolving Credit Loans outstanding as of the Conversion Date, which quarterly installments shall be payable on the last day of each January, April, July and October of each year, commencing April 30, 2001 and ending on the first such date (after the Conversion Date) on which the aggregate unpaid principal amount of the Revolving Credit Loans shall be paid in full by reason of quarterly installments paid as aforesaid and any prepayments made pursuant to SUBSECTION 3.02(B) AND 3.02(C) or otherwise (but in any event no later than the TERMINATION DATE).

         SECTION 2 LIMITED WAIVERS.

         Subject to the covenants, terms and conditions set forth in this Amendment, and in reliance upon the representations and warranties of the Company made herein, the undersigned Banks (which Banks constitute the Majority Banks required under Section 12.02 of the Loan Agreement to effect the following waivers) hereby waive the following Defaults and Events of Default:

         (a) with respect to of Section 8.01 of the Loan Agreement, the Event of Default caused by the Consolidated Current Ratio as of the end of the fiscal quarter ended December 31, 2000, being less than 1.75 to 1.00, provided that such Consolidated Current Ratio was not less than 1.75 to 1.00 as of the end of such fiscal quarter after giving effect to the amendments set forth in Section 1(a) of this Amendment;

         (b) with respect to of Section 8.04 of the Loan Agreement, the Event of Default caused by the Modified Cash Flow Coverage for the four consecutive fiscal quarters ended December 31, 2000, being less than 1.10, provided that the Modified Cash Flow Coverage was not less than 1.10 as of the end of such four consecutive fiscal quarters after giving effect to the amendments set forth in
Section 1(b) of this Amendment;

         (c) with respect to Section 8.06 of the Loan Agreement, the Event of Default caused by the Company incurring and permitting to exist additional Indebtedness for Borrowed Money not existing on December 31, 1999 and listed on
Schedule III to the Fourth Amendment to Amended and Restated Loan Agreement, dated as of June 30, 2000, provided that the Company has not created, assumed, incurred, guaranteed, permitted to exist, or in any manner become liable, or permitted any Subsidiary to create, assume, incur, guarantee, permit to exist or in any manner become liable, contingently or otherwise, in respect of any Indebtedness for Money


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Borrowed other than the Indebtedness for Borrowed Money permitted pursuant to
Section 8.06 of the Loan Agreement after giving effect to the amendments set forth in Section 1(c) of this Amendment; and

         (d) with respect to the Payment Default, the Event of Default arising from the failure of the Company to make the Quarterly Amortization Payment due on January 31, 2001; provided that the Company's obligation to make such payment is not waived hereby; rather, the commencement of Quarterly Amortization Payments is deferred as set forth in Section 1(d) of this Amendment.

The waivers set forth above are limited to the extent specifically set forth in this Section 2 and no other terms, covenants or provisions of the Loan Agreement are intended to be waived hereby.

         SECTION 3. REPRESENTATIONS AND WARRANTIES.

         To induce the Agent and the Banks to enter into this Amendment, Company represents and warrants to the Agent and the Banks as follows:

         (a) NO DEFAULTS. Other than the Covenant Defaults as described above, no Default or Event of Default exists under the Loan Agreement, the Notes, any of the Security Documents or any of the other documents executed in connection therewith, and no such Default or Event of Default is imminent.

         (b) BINDING EFFECT. The Loan Agreement, the Notes, the Security Documents and the other documents executed in connection therewith constitute the legal, valid and binding obligations of the Company and its Subsidiaries parties thereto, enforceable against the Company and such parties in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability.

         (c) REPRESENTATIONS AND WARRANTIES. Except with respect to the existence of the Covenant Defaults, the representations and warranties set forth in Section 5 of the Loan Agreement are true and correct in all material respects on and as of the date hereof, both before and after giving effect to the effectiveness of this Amendment, as if such representations and warranties were being made on and as of the date hereof.

         (d) ADDITIONAL COLLATERAL. The Company has good and marketable title to the Additional Collateral (as defined in Section 4 below). As of the effective date hereof, the Agent shall have a first priority security interest in the Additional Collateral for the ratable benefit of the Creditors, subject to no liens other than Permitted Liens.

         SECTION 4. CONDITIONS PRECEDENT

         The parties hereto agree that the waivers and amendments set forth herein shall not be effective until the satisfaction in full of each of the following conditions precedent, each in a manner satisfactory to the Agent and the Banks parties hereto in their sole discretion:


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         (a) EXECUTION AND DELIVERY OF THIS AMENDMENT. The Agent shall have received a copy of this Amendment executed and delivered by the Company and by Banks constituting the Majority Banks.

         (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made herein shall be true and correct on and as of the date hereof, as if made on and as of such date, both before and after giving effect to the waivers set forth herein.

         (c) ADDITIONAL COLLATERAL. The Company shall have subjected to the Security Interest, and taken all Appropriate Actions (other than the actions described in clauses (d) and (e) of the definition thereof) with regard to, one or more additional Aviation Units (acceptable to the Agent and Creditor) that
(i) were not subject to the Security Interest as of December 31, 2000, and (ii) have an aggregate Appraised Value of not less $16,300,000 (such Aviation Units are hereinafter referred to as the "Additional Collateral").

         SECTION 5. MISCELLANEOUS

         (a) RATIFICATION AND CONFIRMATION. Except for the specific waivers expressly set forth in this Amendment, the terms, provisions, conditions and covenants of the Loan Agreement, the Notes, the Security Documents and the other documents executed in connection therewith remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant thereof. Without limiting the generality of the foregoing, the waivers set forth in Section 2 of this Amendment shall be limited precisely as set forth above, and nothing in this Amendment shall be deemed (i) to constitute a waiver of compliance or consent to noncompliance to any other term provision, condition or covenant of the Loan Agreement, the Notes, the Security Documents and the other documents executed in connection therewith; (ii) to prejudice any right or remedy that the Agent or the Banks may now have or may have in the future thereunder or in connection therewith; or (iii) to constitute a waiver of compliance or consent to noncompliance with respect to the terms, provisions, conditions and covenants of the Loan Agreement made the subject hereof, other than as specifically set forth herein and for the time periods specifically set forth herein.

         (b) FEES AND EXPENSES. The Company agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and the other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent.

         (c) HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         (d) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.


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         (e) LIENS. The Company agrees hereby that all Liens, security interests, assignments, superior titles, rights, remedies, powers, equities and priorities securing the Notes including but not limited to those under the Security Documents are hereby ratified and confirmed as valid, subsisting and continuing to secure the Notes and this Amendment shall not affect the priority of such Liens.

         (f) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         (g) FURTHER ASSURANCES. At any time and from time to time, promptly, at the Company's cost and expense, the Company shall execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all such further acts, instruments, mortgages, security agreements, financing statements, continuation statements and assurances as the Agent or any Creditor through the Agent shall reasonably require to obtain the full benefits of the estates, interests, rights, powers, privileges, and immunities granted by the Security Documents executed in connection with the Additional Collateral and for the better mortgaging, hypothecating, pledging, assuring and confirming to or with the Creditors, or for the protection or continuance of protection of the validity and priority of such Security Interest in, all or any portion of the Additional Collateral. Without limitation of the foregoing, as soon as reasonably practicable and in any event within 45 days from the effective date hereof, the Company shall, at the Company's cost and expense, take or cause the actions in clauses (d) and (e) of the definition of Appropriate Actions to be taken.

         (h) FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS AND THE OTHER DOCUMENTS EXECUTED IN CONNECTION THEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                            PETROLEUM HELICOPTERS, INC.


                                            By:
                                                -----------------------------
                                                Name:
                                                Title:



                                            BANK OF AMERICA, N.A.,
                                            as Agent and as a Bank


                                            By:
                                                -----------------------------
                                                Name:
                                                Title:



                                            WHITNEY NATIONAL BANK, as a Bank


                                            By:
                                                -----------------------------
                                                Name:
                                                Title:



                                            BANK ONE, NA (MAIN OFFICE CHICAGO)


                                            By:
                                                -----------------------------
                                                Name:
                                                Title: